Exhibit 99.1

DayStar Technologies Announces Bridge Financing

Related Proposed Transactions Include Equipment Loan and Acquisition of 25MW Solar Energy Project

Santa Clara, CA, May 3, 2010 – DayStar Technologies, Inc. (Nasdaq: DSTI) (“DayStar”), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced that it has entered into an agreement with Dynamic Worldwide Solar Energy LLC (“Dynamic”) to provide DayStar with a bridge loan of up to the principal amount of $3 million (the “Loan”).

“I am very pleased to announce the bridge loan facility and series of proposed transactions with Dynamic” said Magnus Ryde, Chief Executive Officer. “These transactions will be of great value to DayStar as we move forward to commercialize DayStar’s CIGS thin-film technology. In addition, the proposed transaction to acquire a funded 25MW solar energy project enables DayStar to become a fully integrated solar company.”

On April 29, 2010, Dynamic funded the first tranche of the Loan in an amount of $650,000. In connection with the funding of the first tranche of the Loan, DayStar issued to Dynamic a Note in the principal amount of $650,000, convertible at the option of Dynamic into shares of DayStar common stock at $0.30 per share and a warrant entitling Dynamic to purchase 2,166,667 shares of common stock at an exercise price of $0.70 per share. The funding of subsequent tranches of the Loan, up to a maximum of $3 million, will be subject to the discretion of Dynamic and will be on terms comparable to those applicable to the first tranche.

Contemporaneously with the execution of the Loan, Bighorn Capital, Inc. (“Bighorn”), an affiliate of Dynamic, issued to DayStar, a commitment to use its best efforts to obtain for DayStar a five-year equipment loan (the “Equipment Loan”), to be secured by collateral consisting of both existing equipment owned by DayStar and equipment currently on order by DayStar from European vendors in an amount at least equal to (i) 80% of the delivered and installed total purchase price for such equipment (for a total of approximately $35,200,000), or (ii) 80% of the value of such equipment (as determined by the equipment lender in its sole judgment), provided, however, that the final principal amount of the Equipment Loan shall not be less than $21,000,000. The Company is not obligated to accept the terms of the Equipment Loan if it varies materially from the terms as outlined in the commitment.

In addition to the transactions described above with respect to the Loan and the Equipment Loan, within 90 days from the first tranche of the Loan, Dynamic has proposed to assign to DayStar its interest in a fully financed contract (the “Contract”) to fabricate, construct and install, and commence the operation of, a 25 MW solar energy generation plant (the “Transaction”). DayStar’s acceptance of the assignments is subject to applicable due diligence, stockholder and regulatory approval. Under the Transaction, DayStar will issue shares of its common stock to Dynamic which represent 52% of the total issued and outstanding shares of the common stock of DayStar, subject to adjustment if the Contract and Transaction combined value is more than or less than $18,000,000. Dynamic has represented that (i) the solar energy generation plant construction debt shall be in an amount of approximately $90,000,000 and shall be provided by a United States-based (or branch of a United States-based) “money center bank”, (ii) the transaction shall be commercially sound, (iii) the ownership assets to be acquired in the Transaction shall be largely covered by political risk insurance, to the extent such insurance is commercially and reasonably available, and (iv) the valuation of the Transaction shall not be less than $10,000,000.

The Parties will commence due diligence, including DayStar’s engagement of a nationally-recognized investment banking or asset and business valuation firm to determine the fair financial value to DayStar of the proposed Contract and Transaction and to issue a fairness opinion thereon. If due diligence and the fairness valuation process is successful, DayStar will prepare definitive agreements to solicit shareholder approval of the Transaction.

Further details of the Loan, Equipment Loan and Transaction will be disclosed in a Form 8-K to be filed with the Securities and Exchange Commission.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

About Dynamic Worldwide Solar Energy, LLC

Dynamic Worldwide Solar Energy, LLC is a privately-held, U.S.-based company formed to work with energy, environmental and real estate professionals on the financing, development, construction, management and operation of alternative energy facilities (waste-to-energy, solar and wind) around the world. Initial projects scheduled for completion are valued at over US$1 billion and will provide several hundred MW of electrical generation capacity for multiple locations in Central and South America. Turn-key, dual-purpose waste-to-energy/solar plant projects are also being evaluated for Romania, Ukraine, Greece, Poland and South Africa. Dynamic believes that its new relationship with DayStar will enable it to improve the efficiency of its facilities with DayStar’s state-of-the-art technology, thus enhancing Dynamic’s competitive advantages, while expanding the market for that technology worldwide.

About Bighorn Capital, Inc.

Bighorn Capital, Inc. was founded in 1999 and is headquartered in Las Vegas, Nevada. This privately owned company uses superior capital relationships, exceptional analytics and creative structure capabilities to deliver swift execution on the best possible economic terms for real estate owners, investors and developers. Bighorn offers a broad range of funding options to meet capital requirements across the entire spectrum of real estate projects and capital structures as a joint venture partner, buyer, lender or originator. In recent years, Bighorn has entered into several exclusive relationships with emerging Green Energy Companies. Bighorn owns Green Energy companies, proprietary technology and patents. These relationships, technology, and experience enable Bighorn to provide financing options and Green Energy solutions to even the most remote sections of the globe.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar’s business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this news release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar’s results to differ materially and adversely from the statements contained herein. Forward looking statements in this press release including those related to DayStar becoming a fully integrated solar company and statements regarding the consummation of the proposed acquisition and financing transactions. Some of the potential risks and uncertainties are detailed in DayStar’s annual report on Form 10-K for the year ended December 31, 2009 and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

DayStar Technologies, Inc.

Magnus Ryde

Chief Executive Officer

408/884.0011

investor@daystartech.com

Patrick J. Forkin III

Sr. Vice President – Corporate Development & Strategy

408/907.4633

investor@daystartech.com